As filed with the Securities and Exchange Commission on July 25, 2003

Registration No. 333-68834

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No.1
to

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

E-LOAN, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6162 (Primary Standard Industrial Classification Code No.)	77-0460084 (I.R.S. Employer Identification No.)

5875 Arnold Road, Suite 100, Dublin, California 94568
Telephone: (925) 241-2400
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Matthew Roberts
Chief Financial Officer
E-LOAN, INC.
5875 Arnold Road, Suite 100
Dublin, California 94568
(925) 241-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

A copy of all communications, including communications sent to the agent for service should be sent to:
Roger S. Mertz, Esq.
Allen Matkins Leck Gamble & Mallory LLP
333 Bush Street, 17th Floor
San Francisco, California 94104
(415) 837-1515

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement as the selling shareholders shall determine.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.      [    ]

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.      [ X ]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      [  ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      [  ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.       [  ]

TERMINATION OF EFFECTIVENESS OF REGISTRATION

        The purpose of this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-68834) (the “Registration Statement”) of E-LOAN, Inc., a Delaware corporation, is to amend the Registration Statement and terminate its effectiveness, as all of the shares registered for resale by the selling security holder having been resold pursuant to the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of California, on July 25, 2003.

E-LOAN, INC., a Delaware corporation By: /s/ Christian A. Larsen —————————————— Christian A. Larsen Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Signature	Date
/s/ Christian A. Larsen —————————————— Christian A. Larsen	Chief Executive Officer (Principal Executive Officer)and Director	July 25, 2003
/s/ Joseph J. Kennedy —————————————— Joseph J. Kennedy	President, Chief Operating Officer and Director	July 25, 2003
/s/ Matthew Roberts —————————————— Matthew Roberts	Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2003
* —————————————— Robert C. Kagle	Director	July 25, 2003
* —————————————— Mark Lefanowicz	Director	July 25, 2003
* —————————————— Claus H. Lund	Director	July 25, 2003
* —————————————— Wade Randlett	Director	July 25, 2003

*By: /s/ Christian A. Larsen —————————————— Christian A. Larsen, Attorney-in-Fact